Exhibit 23(b)

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated December 11, 2015, with respect to the financial statements and schedule of Great American Life Insurance Company, in Pre-Effective Amendment No. 1 to the Registration Statement (Form S-1 No. 333-207914) and related Prospectus for the registration of the “Index FrontierSM 7” individual flexible premium deferred fixed-indexed annuities.

/s/ Ernst & Young LLP

Cincinnati, Ohio
February 12, 2016